Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)
STATEMENT OF OPERATIONS DATA BY SEGMENT

Three months ended December 31, 2018
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utility	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG & Midstream	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,163	$1,262	$—	$395	$348	$21	$142	$(110)	$3,221
Cost of sales and other expenses	(737)	(882)	—	(293)	(175)	(26)	(122)	106	(2,129)
Depreciation and amortization	(179)	(142)	—	(15)	(44)	—	(2)	(9)	(391)
Write-off and reduction in impairment losses	—	—	—	—	—	—	183	(1)	182
Gain (loss) on sale of assets	—	1	—	1	(1)	513	—	—	514
Other (expense) income, net	(21)	(34)	—	10	(63)	1	—	(17)	(124)
Income (loss) before interest and tax(1)	226	205	—	98	65	509	201	(31)	1,273
Net interest (expense) income	(59)	(32)	—	2	(13)	2	10	(122)	(212)
Income tax (expense) benefit	(22)	(17)	—	(31)	41	(138)	(53)	(3)	(223)
Equity earnings (losses), net	—	—	88	—	38	1	(1)	—	126
Losses (earnings) attributable to noncontrolling interests	3	—	—	(10)	(55)	8	(10)	—	(64)
Preferred dividends	—	—	—	—	—	—	—	(36)	(36)
Earnings (losses)	$148	$156	$88	$59	$76	$382	$147	$(192)	$864

Three months ended December 31, 2017
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utility	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG & Midstream	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,125	$1,090	$—	$398	$323	$20	$134	$(126)	$2,964
Cost of sales and other expenses(2)	(698)	(729)	—	(312)	(165)	(19)	(136)	111	(1,948)
Depreciation and amortization	(171)	(131)	—	(14)	(42)	(10)	(11)	(5)	(384)
Other income (expense), net(2)	9	(20)	—	6	(85)	1	1	(1)	(89)
Income (loss) before interest and tax(1)(3)	265	210	—	78	31	(8)	(12)	(21)	543
Net interest (expense) income	(52)	(25)	—	3	(13)	(1)	3	(61)	(146)
Income tax (expense) benefit	(83)	(57)	—	(23)	51	201	136	(1,123)	(898)
Equity earnings (losses), net(3)	—	—	—	2	45	4	(1)	—	50
Losses (earnings) attributable to noncontrolling interests	1	—	—	(8)	(50)	7	—	—	(50)
Earnings (losses)	$131	$128	$—	$52	$64	$203	$126	$(1,205)	$(501)

(1)
Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments’ performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2)	As adjusted for the retrospective adoption of ASU 2017-07.

(3)	As adjusted for a reclassification to conform to current year presentation.

SEMPRA ENERGY
Table F (Unaudited)

STATEMENT OF OPERATIONS DATA BY SEGMENT

Year ended December 31, 2018
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utility	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG & Midstream	Consolidating Adjustments, Parent & Other	Total

Revenues	$4,568	$3,962	$—	$1,585	$1,376	$124	$472	$(400)	$11,687
Cost of sales and other expenses	(2,870)	(2,816)	—	(1,218)	(628)	(94)	(446)	327	(7,745)
Depreciation and amortization	(688)	(556)	—	(58)	(175)	(27)	(26)	(19)	(1,549)
Write-off and impairment losses	—	—	—	—	(4)	—	(1,117)	(1)	(1,122)
Gain (loss) on sale of assets	—	1	—	11	(1)	513	—	—	524
Other income (expense), net	56	15	—	14	1	1	—	(15)	72
Income (loss) before interest and tax(1)	1,066	606	—	334	569	517	(1,117)	(108)	1,867
Net interest (expense) income	(217)	(113)	—	(9)	(55)	(7)	28	(448)	(821)
Income tax (expense) benefit	(173)	(92)	—	(95)	(185)	(71)	435	85	(96)
Equity earnings (losses), net	—	—	371	1	40	(169)	—	(67)	176
(Earnings) losses attributable to noncontrolling interests	(7)	—	—	(32)	(132)	58	37	—	(76)
Preferred dividends	—	(1)	—	—	—	—	—	(125)	(126)
Earnings (losses)	$669	$400	$371	$199	$237	$328	$(617)	$(663)	$924

Year ended December 31, 2017
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utility	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG & Midstream	Consolidating Adjustments, Parent & Other	Total

Revenues	$4,476	$3,785	$—	$1,567	$1,196	$94	$540	$(451)	$11,207
Cost of sales and other expenses(2)	(2,746)	(2,643)	—	(1,227)	(568)	(76)	(489)	386	(7,363)
Depreciation and amortization	(670)	(515)	—	(54)	(156)	(38)	(42)	(15)	(1,490)
Write-off and impairment losses	(351)	—	—	—	(72)	—	—	—	(423)
Other income (expense), net(2)	70	31	—	13	105	2	3	9	233
Income (loss) before interest and tax(1)(3)	779	658	—	299	505	(18)	12	(71)	2,164
Net interest (expense) income	(203)	(101)	—	(10)	(74)	(8)	17	(234)	(613)
Income tax (expense) benefit	(155)	(160)	—	(80)	(227)	226	119	(999)	(1,276)
Equity earnings (losses), net(3)	—	—	—	4	38	29	5	—	76
(Earnings) losses attributable to noncontrolling interests	(14)	—	—	(27)	(73)	23	(3)	—	(94)
Preferred dividends	—	(1)	—	—	—	—	—	—	(1)
Earnings (losses)	$407	$396	$—	$186	$169	$252	$150	$(1,304)	$256

(1)
Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments’ performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2)	As adjusted for the retrospective adoption of ASU 2017-07.

(3)	As adjusted for a reclassification to conform to current year presentation.